Exhibit 23.1

BECKSTEAD & COMPANY, CPAs

(a PCAOB-registered audit firm)

Board of Directors as Audit Committee

EFactor Group Corp.

425 2nd Street, Suite 100

San Francisco, CA 94107

We hereby consent to the inclusion of our audit report dated February 7, 2014, on the financial statements of ELEQT, Ltd. for the year ended December 31, 2013, in this Current Report on Form 8-K/A of EFactor Group Corp.

/s/ Beckstead & Company

Beckstead & Company

December 3, 2014

321 Greenleaf Glen Street, Henderson, NV 89014
702-528-1984(office) 855-301-9788(efax)